CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                          SamDuk Accounting Corporation

                                  July 9, 2003

Meridian  Co.,  Ltd.
4F,  Heungseong  Bldg.,  197-3
Jamsilbon-dong,  Songpa-gu
Seoul,  Korea



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated May 14, 2003, with respect to the financial statements of Meridian Co., Ltd., included in its report 20-F, filed with the Securities and Exchange Commission on June 30, 2003, which has been incorporated by reference in its entirety in the Registration Statement on Form S-8:



July  9,  2003


/s/ SamDuk
___________________________
SamDuk  Accounting  Corporation